UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275 Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Penn Virginia Corporation (the “Company”) was convened on May 3, 2017. The following matters were voted upon by the shareholders at the Annual Meeting. Each such matter received the number of votes set forth below.

(1)	The election of four directors, each to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Harry Quarls	9,676,569	5,131	2,151,387
Darin G. Holderness	9,676,514	5,186	2,151,387
Marc McCarthy	9,676,652	5,048	2,151,387
Jerry R. Schuyler	9,676,652	5,048	2,151,387

(2)	The holding of an advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,669,905	11,017	778	2,151,387

(3)	The holding of an advisory vote on the frequency of future advisory votes on executive compensation:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
8,998,369	714	681,175	1,442

In light of the voting results with respect to Proposal 3, the Board of Directors of the Company (the “Board”) has determined that the Company will hold future advisory votes on executive compensation on an annual basis until the next advisory vote on the frequency of future advisory votes on executive compensation, or until the Board otherwise determines a different frequency for such advisory votes.

(4)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,831,291	1,132	664	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2017

Penn Virginia Corporation

By:	/s/ Katherine J. Ryan
Name:	Katherine J. Ryan
Title:	Vice President, Chief Legal Counsel & Corporate Secretary